Exhibit 10.71

THIRD AMENDMENT

This THIRD AMENDMENT (this “Agreement”), dated as of June 28, 2016, is entered into among APOLLO Medical Holdings, Inc., a Delaware corporation (“Company”), and NNA of Nevada, Inc., a Nevada corporation (“NNA”).

RECITALS

A.           Reference is made to the Registration Rights Agreement, dated as of March 28, 2014, between Company and NNA (as amended by the First Amendment and Acknowledgement, dated as of February 6, 2015, the Second Amendment and Conversion Agreement, dated as of November 17, 2015 (the “Second Amendment”), and as further amended by the amendments thereto, the “Registration Rights Agreement”).

B.            Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1           The definition of “Effectiveness Target” set forth in Section 1 of the Registration Rights Agreement is hereby amended to read in full as follows:

“Effectiveness Target” means, with respect to the Initial Registration Statement or the New Registration Statement, the earlier of (i) October 27, 2017 and (ii) the 5th Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Target falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Target shall be extended to the next Business Day on which the Commission is open for business.

1.2           The definition of “Filing Deadline” set forth in Section 1 of the Registration Rights Agreement is hereby amended to read in full as follows:

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), April 28, 2017.

ARTICLE II

EFFECTIVENESS

This Agreement, including without limitation the amendments set forth in Article I, shall become effective as of May 27, 2016 (such date being referred to as the “Effective Date”) when (i) NNA and the Company shall have executed and delivered to each other counterparts of this Agreement and (ii) NNA shall have received the certificates referred to in clause (iii) of Article III of the Second Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce NNA to enter into this Agreement and the transactions contemplated hereby, Company represents and warrants to NNA as of the Effective Date as follows:

3.1           Corporate Organization and Power. Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2           Authorization. Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement, the compliance by Company with each of the provisions of this Agreement and the other Transaction Documents, and the consummation by Company of the transactions contemplated hereby and thereby (a) are within the corporate power and authority of Company (including such approval and authorization by Company Board required under the Laws of the State of Delaware and Company’s certificate of incorporation and bylaws) and (b) have been duly authorized by all necessary corporate action of Company. This Agreement has been duly and validly executed and delivered by Company. Assuming due authorization, execution and delivery by NNA of this Agreement, this Agreement constitutes a valid and binding agreement of Company enforceable against it in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

3.3           No Conflicts; Consents and Approvals; No Violation. Neither the execution, delivery or performance by Company of this Agreement nor the consummation by Company of the transactions contemplated hereby or thereby shall (a) result in a breach or a violation of, any provision of its certificate of incorporation or bylaws; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which it is a party or pursuant to which any of it or any of its assets or properties is subject; or (c) require any consent, Order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Authority or any other Person (collectively, the “Consents, Approvals and Filings”) on its part, except for (x) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities Laws and the Principal Trading Market, and (y) consents, authorizations and filings that have been (or on or prior to the Effective Date will have been) made or obtained and that are (or on the Effective Date will be) in full force and effect.

3.4           Capitalization. Company has registered its Common Stock pursuant to Section 12(b) of the Exchange Act. The Common Stock is currently quoted on the OTC Pink Marketplace (the “OTC Pink”) maintained by the OTC Markets Group Inc. under the symbol “AMEH.” Company has not received any oral or written notice that its Common Stock is not eligible or will become ineligible for quotation on the OTC Pink nor that its Common Stock does not meet all the requirements for the continuation of such quotation.

3.5           Investment Company Act. Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE IV

MISCELLANEOUS

4.1           Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

4.2           Full Force and Effect. Except as expressly provided herein, the Registration Rights Agreement and the other Transaction Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Registration Rights Agreement or any other Transaction Document, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Registration Rights Agreement or such other applicable Transaction Document after giving effect to this Agreement. Any reference to the Registration Rights Agreement or any of the other Transaction Documents shall refer to the Registration Rights Agreement and the applicable Transaction Documents as amended hereby.

4.3           Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

4.4           Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

4.5           Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

4.6           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Company:

APOLLO medical holdings, inc.

By:	/s/ Warren Hosseinion
Name:	Warren Hosseinion
Title:	CEO

NNA:

NNA OF NEVADA, INC.

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior VP & Treasurer